SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

                      ___________________


Date of Report (Date of earliest event reported) July 26, 2001
                         BICO, INC.
    (Exact name of registrant as specified in its charter)


 Pennsylvania                   0-10822                   25-1229323
(State of other jurisdiction (Commission File Number)    (IRS Employer
  of incorporation)                                      Identification No.)


 2275 Swallow Hill Road, Bldg. 2500, Pittsburgh,  Pennsylvania    15220
(Address of principal executive offices)                      (Zip Code)


 Registrant's telephone number, including area code (412) 429-0673

     _________________________________________________________
   (Former name or former address,if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          ViaCirq, Inc., a 99% - owned subsidiary of BICO, Inc., announced today the signing of a Memorandum of Understanding (MOU) between ViaCirq and Phoenix Hospital Management, Inc. to pursue the formation of a 50/50 Joint Venture (Newco) to manufacture, market and sell in China, ViaCirq's ThermoChem HT System and related disposable procedure kits. The MOU calls for Phoenix to initially capitalize Newco for the purchase of a total of 50 ThermoChem HT Systems, including 5000 disposable kits, which will result in net proceeds of an estimated $10 million (USD) to ViaCirq after cost of goods sold over the delivery period, which will be identified in the Joint Venture agreement to be executed on or before August 31, 2001.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                          SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of  1934,  the  Registrant has duly caused this  Report  to  be
signed   on  its  behalf  by  the  undersigned  hereunto   duly
authorized.

                                   BICO, INC.

                                   by /s/ Fred E. Cooper
                                          Fred E. Cooper, CEO

DATED:  July 26, 2001



               BICO SUBSIDIARY, VIACIRQ, SIGNS A
         MEMORANDUM OF UNDERSTANDING FOR JOINT VENTURE


     Pittsburgh, PA - July 26, 2001 - ViaCirq, Inc., a 99% - owned subsidiary of BICO, Incorporated (OTCBB:BIKO), announced today the signing of a Memorandum of Understanding
 (MOU) between ViaCirq and Phoenix Hospital Management, Inc. (Phoenix) to pursue the formation of a 50/50 Joint Venture (Newco) to manufacture, market and sell in China, ViaCirq's ThermoChem HT System and related disposable procedure kits. The MOU calls for Phoenix to initially capitalize Newco for the purchase of a total of 50 ThermoChem HT Systems, including 5000 disposable kits, which will result in net proceeds of an estimated $10 million (USD) to ViaCirq after cost of goods sold over the delivery period, which will be identified in the Joint Venture agreement to be executed on or before August 31, 2001.

     The MOU requires Phoenix to begin immediately to procure in China all necessary regulatory approvals, corporation registrations, importing license for medical devices, sales and marketing approvals, permits for a manufacturing facility, and any other documents to allow Newco to begin operation in China. Following the purchase and shipment of these initial 50 ThermoChem HT Systems and related disposable procedure kits, (Newco) manufacturing will be transitioned to China.

       ViaCirq's ThermoChem HT System is used by physicians to deliver intraperitoneal hyperthermia as an adjunctive therapy with surgery and chemotherapy in treatment of advanced gastrointestinal and ovarian cancer. The ThermoChem HT System raises the core temperature of the abdominal cavity to the desired target temperature in the 41 C (105.8 F) to 42 C (107.6 F) range by continuously bathing the abdominal cavity with circulating sterile solution.

       Phoenix Hospital Management, Inc. is one of the largest privately owned hospital groups in China, currently managing five hospitals: Jinlin Traumatic Hospital, Shenzhen Phoenix Hospital, Dalian Epoch Hospital, Beijing Architecture Worker Hospital, and Wuxi Taihu Distric Hospital.

     BICO, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental solutions. BICO's subsidiary, ViaCirq, Inc., also located in Pittsburgh, PA, is committed to developing, manufacturing and marketing, leading-edge hyperthermia products and services of the highest quality and value.

 FOR FURTHER INFORMATION, CONTACT:
 Investors                           Media
 Diane McQuaide                      Susan Taylor
 1.412.429.0673 phone                1.412.429.0673 phone
 1.412.279.9690 fax                  1.412.279.5041 fax

 INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
 WEBSITE: {www.bico.com}